Exhibit 10.1

Performance Period 2015-2017
CEDAR FAIR, L.P. 2008 OMNIBUS INCENTIVE PLAN
PERFORMANCE AWARD AGREEMENT
This Performance Award Agreement (“Agreement”) is made pursuant to the terms and conditions of the Cedar Fair, L.P. 2008 Omnibus Incentive Plan (the “Plan”), including (without limitation) Article IX, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings used in the Plan, unless indicated otherwise.
PARTICIPANT:
PERFORMANCE PERIOD:    January 1, 2015 - December 31, 2017
DATE OF GRANT OF PERFORMANCE AWARD BY COMMITTEE: February 25, 2015
TARGET NUMBER OF POTENTIAL PERFORMANCE UNITS:
MAXIMUM NUMBER OF POTENTIAL PERFORMANCE UNITS:
PERFORMANCE OBJECTIVES: As specified on Exhibit A
EMPLOYMENT REQUIREMENT: Continuous employment with the Company or an Affiliate through the Payment Date, as specified in Section 2 below.

1.Performance Award in General. Participant shall be eligible to receive up to 150% of the target number of potential Performance Units specified above for the Performance Period, as determined and adjusted pursuant to Exhibit A; provided that (i) the number of Performance Units to be paid will depend on the level of attainment of the performance objectives set forth on Exhibit A as determined by the Committee following the end of the Performance Period, and (ii) Participant must remain in the continuous employment with the Company or an Affiliate through the Payment Date as defined in and subject to Section 2 of this Agreement.

2.Payment Date. If the performance objectives set forth on Exhibit A are achieved during the Performance Period, any Performance Units that become payable under Section 1 plus Distribution Equivalents, on such number of Performance Units that become payable, if and to the extent the Company makes distributions on its Units after the grant date and prior to payment of the Performance Units (which for purposes of this agreement shall be deemed to have been reinvested), shall be paid in a lump sum in Units in the first ninety (90) days of 2018; provided that any payment to a Specified Employee upon a Separation from Service (including Retirement) shall only be paid in accordance with Section 9.6 of the Plan (the actual date of payment is referred to herein as the “Payment Date”); and provided, further, that the Participant must be continuously employed by the Company or an Affiliate throughout the Performance Period and from the last day of the Performance Period through the Payment Date or will forfeit his entire Performance Award, except as described in the following paragraph or as provided in Section 13.1 of the Plan.

Performance Period 2015-2015

If the performance objectives set forth on Exhibit A are achieved and the Participant dies or incurs a Separation from Service due to Disability prior to the Payment Date specified in the preceding paragraph, the Participant (or the Participant’s estate) shall receive payments on the Payment Date as provided in the preceding paragraph as if the Participant were employed by the Company or an Affiliate on the relevant Payment Date; provided, however, that any such payments will be prorated as of the date of death or Separation of Service due to Disability if the death or Separation of Service due to Disability occurs during the Performance Period. If the performance objectives set forth on Exhibit A are achieved and the Participant Retires (and incurs a Separation from Service) prior to the Payment Date, the Performance Award shall be paid on the Payment Date as provided in the preceding paragraph (including that any payment to a Specified Employee upon a Separation from Service (including Retirement) shall only be paid after a six- (6-) month period following such Participant’s Separation from Service); provided, however, that any such payments will be prorated as of the date of Separation of Service due to Retirement if the Separation of Service due to Retirement occurs during the Performance Period.
Except as permitted by Section 409A (including Section 13.1(c) of the Plan), no payment shall be accelerated. If the Performance Award becomes payable under Section 13.1(c) of the Plan, payment will be at the target number of potential Performance Units.
3.Tax Matters and Withholding. To the extent permitted by applicable securities laws, the Company, the Participant’s employer or their agent(s) shall withhold all required local, state, federal, and other taxes and any other amount required to be withheld by any governmental authority or law from the Units issued pursuant to the Award, and Units issued hereunder shall be retained by, surrendered back to or reacquired by the Company or an Affiliate as necessary in order to accomplish the foregoing, with the number of Performance Units to be delivered after the completion of the Performance Period being reduced accordingly. The number of Units to be withheld shall have a Fair Market Value equal to the amount required to be withheld as of the date that the amount is withheld. The Participant will execute such other documentation as may be necessary or appropriate to accomplish the foregoing. Prior to such withholding, in accordance with procedures established by or agreement of the Committee or the Participant’s employer, the Participant may arrange to pay all applicable withholdings in cash on the due date of such withholdings. To the extent applicable law does not permit the withholding of Units, the Participant shall pay all applicable withholdings in cash on the due date of such withholdings.

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Performance Period 2015-2015

IN WITNESS WHEREOF, Magnum Management Corporation, a subsidiary of Cedar Fair, L.P., has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the day and year below written.

MAGNUM MANAGEMENT CORPORATION
By:
Title:
Date:

PARTICIPANT
By:
Title:
Date:

Performance Period 2015-2015

EXHIBIT A
Performance Objectives
Subject to the continuous employment requirements of Section 2, the attainment of performance objectives based upon Cumulative EBITDA, as defined below, shall be determined by the Committee as follows (including interpolations between such levels):

(i)	If Cumulative EBITDA is less than $1,161,512,250, none (0%) of the potential Performance Units will be payable.

(ii)	If Cumulative EBITDA equals $1,161,512,250 over the Performance Period, fifty percent (50%) of the target number of potential Performance Units will be payable.

(ii)	If Cumulative EBITDA equals $1,366,485,000, one hundred percent (100%) of the target number of potential Performance Units will be payable.

(iii)	If Cumulative EBITDA equals or exceeds $1,434,809,250, one hundred fifty percent (150%) of the target number of potential Performance Units will be payable.
For purposes of the calculation of these awards “EBITDA” means, for each calendar year, the consolidated operating income (or loss) of the Company (excluding acquisitions made during any calendar year) on a Functional Currency basis (for this purpose functional currency refers to the currency of the country where the income (loss) was generated), before provision for depreciation, amortization, equity-based compensation, interest on indebtedness, gains or losses on retirements of fixed assets, unrealized gains or losses on foreign currencies, other non-cash charges or credits, provisions for federal or state income taxes, and adjustments as defined in our current credit agreement, all as recorded in the consolidated financial statements of the Company which are examined by the independent accountants for the Company. “Cumulative EBITDA” means the sum of EBITDA for the years identified as the “Performance Period”. In the event of a material change in the nature or amount of assets employed by the Company, the Cumulative EBITDA performance objectives may be reevaluated and adjusted by the Board in its discretion.